UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2008

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 7, 2008, the Board of Directors of Exar Corporation (the “Company”) appointed Gary Meyers as a member of the Board of Directors. In connection with his appointment to the Board of Directors, Mr. Meyers was appointed as a member of the Audit Committee and Compensation Committee of the Company’s Board of Directors. As a member of the Board of Directors and committees of the Board of Directors, Mr. Meyers will be compensated in accordance with the Company’s non-employee Director compensation program in effect from time to time.

Mr. Meyers has served as president and chief executive officer of Synplicity Incorporated since October 2004, and as a member of the Board of Directors of Synplicity Incorporated since January 2005. From November 1999 to August 2004, Mr. Meyers served as Synplicity’s vice president of worldwide sales, and from August 2004 to October 2004 he served as Synplicity’s president and chief operating officer. Mr. Meyers served on the board of SpiraTech Corporation prior to its acquisition by Mentor Graphics. He also held a number of different executive management positions at LSI Logic Corporation. Mr. Meyers has an MBA from UCLA and he received his BSEE from University of Maryland.

The Company issued a press release on May 7, 2008 announcing the appointment of Mr. Meyers to the Company’s Board of Directors. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2008

EXAR CORPORATION

By:	/s/ J. Scott Kamsler
	Name:	J. Scott Kamsler
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release